SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 1999

                         ROYAL GOLD, INC.
      (exact name of registrant as specified in its charter)


Delaware                   0-5664               84-0835164
(State of                (Commission          (IRS Employer
incorporation)             File Number)         Identification No.)

     1660 Wynkoop Street, Suite 1000, Denver, CO  80202-1132
     (Address of principal executive offices)      (Zip Code)

 Registrant's telephone number, including area code: 303-573-1660



Item 5.  OTHER EVENTS

Royalty Conversion
------------------

On April 1, 1999, Royal Gold, Inc. ("the Company")and Cortez Gold Mines ("Cortez") agreed to convert the Company's 20% net profits interest in the South Pipeline project into several gross smelter return royalties extending over a mining complex that includes the Pipeline and South Pipeline gold mines, in Lander County, Nevada. Each of the Pipeline and South Pipeline mines is owned by Cortez, which is a joint venture between Placer Dome U.S. Inc. (60%) and Kennecott Explorations (Australia) Ltd. (40%), a subsidiary of Rio Tinto. Cortez has advised Royal Gold that it expects Pipeline to produce 1.1 million ounces of gold in calendar 1999, and that the annual output from Pipeline in both 2000 and 2001 is expected to be approximately 850,000 ounces. The transaction will therefore bring significant cash flow to the Company commencing July 1, 1999, and is expected to provide the Company with net earnings in its fiscal year ending June 30, 2000.

The transaction has no balance sheet effect on the Company, as the book value of the South Pipeline project has previously been written down completely.

At present, Cortez anticipates that permits for the commencement of operations at South Pipeline will be received during the third quarter of 1999, and that pre-stripping of the South Pipeline deposit would commence in 2001, as personnel and equipment now employed in the Pipeline operation become available. Production from South Pipeline is not expected until 2002.

The transaction was negotiated by the Company due to the lengthy period before South Pipeline would go into production under Cortez' business plan. The conversion was negotiated based on comparing the net present value of the expected cash flows that would come to Royal Gold under its 20% net profits interest, as and when South Pipeline was fully developed and all capital related to that project had been recouped by Cortez, to the net present value of the expected cash flows that Royal Gold would receive if it held gross royalty interests over both of Pipeline and South Pipeline, commencing July 1, 1999. These estimates were performed at various gold prices, and the parties' negotiations resulted in the sliding scale royalties that are detailed below.

                                   1


Creating two separate gross royalty interests for the properties with reserves and for the properties not yet fully explored was intended to preserve an important aspect of the Company's original agreement, by providing for the Company's participation in any further exploration success on the 288 claims comprising the GAS Claims. The GAS Claims are on South Pipeline ground outside the planned operation of the South Pipeline deposit. See "New Royalties" below.

As a result of the transaction, Royal Gold will have easier to calculate interests in a much bigger complex, and will not have to wait until 2002 for receipt of significant cash flows. By exchang ing the net profits royalty in the South Pipeline property, the Company avoids the risks of increased operating costs, increased capital requirements and any delays related to bringing South Pipeline into production.

A "Gross Smelter Returns" royalty is measured by all of the revenues attributed to material that is mined and processed, with no deduction for any costs paid by or charged to Cortez. The only possible deduction is for any amounts that might be paid for any future royalty assessment that might be imposed by the United States government following any reform of the 1872 Mining Law.


Reserves and Resources
----------------------

Set forth below are the reserves reported by Placer Dome Inc. for the Pipeline and South Pipeline properties. Under the Cortez plan for development, South Pipeline is not expected to reach commercial production until 2002, and Pipeline has been in full production for several years. The Company previously held a 20% net profits interest in South Pipeline and now holds gross smelter return royalties on both properties. The new royalties provide revenue to Royal Gold based generally on revenue generated, rather than net profits after costs of development and production.

                                  2


  CORTEZ - PROVEN AND PROBABLE RESERVES (1) AS OF JUNE 30, 1999 (2) (SUBJECT TO ROYAL'S RESERVE CLAIMS GROSS SMELTER RETURNS ROYALTY) (3)
  ---------------------------------------------------------------------


                                   Average        Contained
                    Tons (mm)      Grade (opt)    Ounces Au
                    ----------------------------------------

Pipeline             52.1          0.071          3.70 mm

South Pipeline      122.3          0.037          4.59 mm

---------------

(1) "Reserve" is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves have been estimated by Cortez at a gold price of $300 per ounce

     "Proven (Measured) Reserves" are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes and the grade is computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that the size, shape, depth and mineral content of the reserves are well-established.

     "Probable (Indicated) Reserves" are reserves for which the quantity and grade are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance of probable (indicated) reserves, although lower than that for proven (measured) reserves, is high enough to assume geological continuity between points of observation.

(2)  As estimated by Cortez at March 24, 1999, to reflect antici
pated production through June 30, 1999.   Figures shown reflect no
adjustments for recovery rates of contained ounces or for mining and processing losses.

(3) Reserve Claims GSR applies to these properties. At gold prices from $270 to $310, the Company receives 2.25% of revenues from these properties. Also subject to Royal's Silver GSR and Other Products NSR royalties. See "New Royalties."


                                 3


    CORTEZ - OTHER MINERALIZATION (1) AS OF JUNE 30, 1999 (2)
         (SUBJECT TO ROYAL'S GAS CLAIMS GSR ROYALTY) (3)
    ---------------------------------------------------------

                                   Average        Contained
                    Tons (mm)      Grade (opt)    Ounces Au
                    ---------------------------------------

Pipeline/South
 Pipeline            36.1          0.039          1.42 mm


(1) "Other Mineralization" is in addition to "Proven and Probable Reserves." Other mineralization has not been included in the proven and probable ore reserve estimates because even though drilling, trenching and/or underground work indicate a sufficient quantity and grade to warrant further exploration or development expendi tures, these deposits cannot qualify as commercially mineable ore bodies without further drilling and metallurgical work are completed, and until other economic and technical feasibility factors based upon such work are resolved.

(2) As estimated by Cortez at March 24, 1999, through June 30,
1999.   Figures shown reflect no adjustments for recovery rates of contained ounces or for mining or processing losses.

(3) These properties are not in production but are subject to the GAS Claims GSR, the Saddle Area GSR and the Other Products NSR royalties. See "New Royalties" below.


Cortez Production Information
-----------------------------

As noted above, Cortez has advised the Company that it currently projects that production from the Pipeline mine, for each of calendar years 1999, 2000 and 2001, will be at the levels of 1.1 million ounces, 850,000 ounces and 850,000 ounces. These amounts for 2000 and 2001 are higher than production estimates previously announced by Placer Dome, but have been provided to Royal Gold by Placer Dome for purposes of this Form 8-K. As a result, Royal Gold is dependent on Cortez for information regarding Pipeline, including without limitation, estimates of future production at Pipeline. In addition, estimates of future production are subject to numerous risks and uncertainties, including mining and produc tion problems, environmental hazards, slope failures, accidents,

                               4


labor disputes, processing or mechanical problems and acts of God. Therefore, Royal Gold cannot provide any assurance that the estimates provided by Cortez will be realized.

The Company's fiscal year ends June 30, and, assuming that production from Pipeline occurs evenly over each of the three stated calendar years, the Company's revenues from the Reserve Claims GSR attributable to Pipeline would be expected to be as follows over each of the next two fiscal years of the Company, at various assumed gold prices:


               Estimated      Estimated Payments to Royal Under
               Pipeline       Reserve Claims GSR Royalty
               Production     $250/oz   $300/oz    $350/oz
               -------------------------------------------------

GSR%                          1.3%      2.25%      3.4%
----

FYE 6/30
--------

2000           975,000 oz.    $3.2 mm   $6.6 mm    $11.6 mm

2001           850,000 oz.    $2.8 mm   $5.7 mm    $10.1 mm

The Company's GSR royalities have been structured to provide the Company with an increased return in the event gold prices improve from current levels, and a reduced return if gold prices decline. Royal cannot provide any assurance regarding future gold prices.


New Royalties
-------------

Under the new agreement providing for the GSR royalties, Royal Gold will have access to all mining claim areas and processing facili ties at Pipeline and South Pipeline. The Company will also be entitled to receive all material information about exploration, mining, production, development, planning and budgeting for Pipeline and South Pipeline. Royal Gold has surrendered its 20% net profits interest and various contractual rights, including the contingent right to operate the South Pipeline property under defined circumstances.

                               5


The royalty interests Royal Gold now holds at the Pipeline and South Pipeline gold mines and on the GAS Claims (the 310 claims that are the subject of Cortez' mining lease with ECM, Inc., by which Cortez holds the South Pipeline property), include:

     (a) Reserve Claims GSR. A sliding scale gross smelter returns royalty ("GSR") for all gold produced from the "Reserve Claims," or some 52 claims that encompass all of the Pipeline and South Pipeline deposits. This royalty will cover, from July 1, 1999, proven and probable ore reserves containing approximately 8.3 million contained ounces of gold. The GSR on the Reserve Claims is tied to the gold price, without indexing for inflation or defla tion, as follows:

   Price of Gold Per Ounce ($U.S.)      Gross Smelter Returns
   ----------------------------------------------------------

     Below $210                              0.40%
     $210-$229.99                            0.50%
     $230-$249.99                            0.75%
     $250-$269.99                            1.30%
     $270-$309.99                            2.25%
     $310-$329.99                            2.60%
     $330-$349.99                            3.00%
     $350-$369.99                            3.40%
     $370-$389.99                            3.75%
     $390-$409.99                            4.00%
     $410-$429.99                            4.25%
     $430-$449.99                            4.50%
     $450-$469.99                            4.75%
     $470 and above                          5.00%

     (b) GAS Claims GSR. A sliding scale GSR for all gold produced from the remaining GAS Claims. The GAS Claims include some 310 lode mining claims, but production from 22 of the GAS Claims (those claims that encompass the South Pipeline reserve) will be subject to the Reserve Claims GSR. At present, apart from the Reserve Claims, there are no ore reserves on the GAS claims, but the GAS claims do host gold mineralization associated with the GAP and Windmill deposits. The GSR on the GAS Claims is tied to the gold price, without indexing for inflation or deflation, as follows:

                                 6



Price of Gold Per Ounce ($U.S.)         Gross Smelter Returns
-------------------------------------------------------------

     Below $210                              0.72%
     $210-$229.99                            0.90%
     $230-$249.99                            1.35%
     $250-$269.99                            2.34%
     $270-$309.99                            4.05%
     $310-$329.99                            4.68%
     $330-$349.99                            5.40%
     $350-$369.99                            6.12%
     $370-$389.99                            6.75%
     $390-$409.99                            7.20%
     $410-$429.99                            7.65%
     $430-$449.99                            8.10%
     $450-$469.99                            8.55%
     $470 and above                          9.00%


     (c) The Saddle Area GSR. A 10% GSR on all gold and silver produced from any of the GAS Claims from January 1, 1999 until the commencement of commercial production from the South Pipeline deposit (this interest relates primarily to stockpiled material from the Crescent Pit and from the "saddle area," at South Pipeline).

     (d) The Silver GSR. A 7% GSR on all silver produced from any of the Reserve Claims or the GAS Claims commencing July 1, 1999.

     (e) The Other Products NSR. A 3% net smelter returns royalty on all products, other than gold or silver, produced from any of the Reserve Claims or GAS Claims, commencing July 1, 1999. A "Net Smelter Returns" royalty is measured by all of the revenues received by Cortez following the sale or final disposition of a given product, less the proportionate costs of refining such product for sale, transportation of the product to a market, and applicable insurance.

     The several GSR royalties (except for the Silver GSR)are payable in-kind and, under certain circumstances, the Company would be entitled to delayed production payments (i.e., non-recoupable payments) of $400,000 per year.


                                7


The Company's new arrangement with Cortez is governed by a new Royalty Agreement that will supersede the Agreement for Resolution of Disputes and Litigation and for the Formation of the South Pipeline Project, dated September 18, 1992, by which Royal Gold held its 20% net profits interest in South Pipeline.

__________________

Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this Report on Form 8-K are forward-looking statements that involve risks and uncertainties that could cause actual events to differ materially from projec tions contained herein. Such forward-looking statements include statements regarding future cash flow and earnings, timing and amount of future production, and mineralization and reserves. Factors that could cause actual results to differ materially include, among others, various decisions and activities of Cortez, unanticipated grade, geological, metallurgical, processing or other problems at Cortez's Pipeline or South Pipeline properties, changes in project parameters as plans are refined by Cortez with respect to Pipeline and South Pipeline, the timing of the receipt of federal, state and local government permits for South Pipeline, results of current or planned exploration activities, environmental assessments, costs and risks, and changes in the gold price, as well as other factors described in the Report Form 8-K. Most of these factors are entirely beyond the Company's ability to predict, influence or control. These and other described risks are also discussed in greater detail in the Company's 10-K and 10-Q reports that have been filed with the SEC. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Not applicable
          (b)  Not applicable
          (c)  Exhibits

               (1)Royalty Agreement, dated April 1, 1999, between
                  Royal Gold Inc. and the Cortez Joint Venture

                                    8


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ROYAL GOLD, INC.
                                      (Registrant)



Date: April 12, 1999                 By: /s/
                                        -------------------
                                        Stanley Dempsey
                                        Chairman

                              9



                         ROYALTY AGREEMENT

This Royalty Agreement (the "Agreement") is entered into as of April 1, 1999, by and among THE CORTEZ JOINT VENTURE,a joint venture formed under and governed by the laws of Nevada and comprised of Placer Cortez Inc., a Delaware corporation, and Kennecott Explorations (Australia) Ltd., a Delaware corporation (collectively, "Cortez"), PLACER DOME U.S. INC., a California corporation and the Manager of Cortez ("PDUS"), ROYAL GOLD, INC., a Delaware corporation ("Royal Gold") and ROYAL CRESCENT VALLEY INC.,a Nevada corporation ("Royal Crescent Valley").

                              RECITALS

A. Cortez, PDUS, Royal Gold and Royal Crescent Valley are parties to that certain "Agreement for Resolution of Disputes and Litigation and for the Formation of the South Pipeline Project" dated as of September 18, 1992 (the "1992 Agreement"), pursuant to which, among other things, Royal Gold was granted a royalty on production from the GAS mining claims, as defined therein (the "1992 Royalty").

B. A dispute has arisen among the parties as to the interpretation of certain terms and conditions relating to the 1992 Royalty.

C. The parties now wish to resolve all outstanding disputes concerning the 1992 Royalty by converting the 1992 Royalty into certain different royalties on production from the GAS mining claims and certain other properties owned and operated by Cortez in Crescent Valley, Nevada.

                              AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby confirmed by all parties, the parties hereto agree as follows:

1. Definitions. The following terms shall have the meanings ascribed to them in this Section for all purposes of this Agreement:

     1.1 "Annual Strategic Business Plan" means the annual strategic business plan prepared by Cortez along with any updates, as and when any of the same have been finalized and approved by the Cortez Management Committee.

     1.2 "Commencement of Production" means the point in time when Cortez has completed all development activities for a particular mineral deposit including, without limitation, the construction of facilities, pre-stripping and the receipt of all permits required for operations, and Cortez has milled or otherwise processed ore mined and removed from such deposit for a start-up period of not less than sixty (60) consecutive days at a rate for that period of not less than seventy-five percent (75%) of the designed capacity of a particular mine. Where ore is mined from a particular mineral deposit and is processed in any Cortez facilities, Commencement of Production shall be the date when ore is first taken to that facility for processing on a commercial basis. Cortez shall notify Royal Gold of the date or dates of Commencement of Production for each particular deposit.

     1.3 "Cortez Management Committee" means the Cortez Joint Venture Management Committee.

     1.4 "Delayed Production Payments" means the payments, if any, to be paid by Cortez to Royal Gold as provided in Section 4 of this Agreement.

     1.5 "ECM Lease" means that certain Mining Lease between Cortez and ECM, Inc. made effective April 15, 1991, as amended.

     1.6 "GAS Claims" means all of those certain unpatented lode mining claims located in Lander County, Nevada and more specifically described in Exhibit A attached hereto and incorporated herein by reference, and all amendments and relocations thereof.

     1.7 "Gross Smelter Returns" means the revenues attributed to Products mined and removed from the Reserve Claims or the GAS Claims, as the case may be, with no deduction for any costs paid by or charged to Cortez, except for deductions of Mining Law Reform Costs. The revenues attributed to Cortez shall be determined on a deemed market value basis, being the gross value of the Products determined as the total quantity of Products outturned to Cortez's account at the refiner and in the case of Products other than gold and silver not outturned to Cortez's account at the refiner, the total quantity of such products delivered to any customer, for any calendar quarter multiplied by (1) for gold, the average daily P.M. price fixing for gold by the London Bullion Association as reported in the Wall Street Journal or any other agreed upon successor publication for the applicable calendar quarter, (2) for silver, the daily price fixing for silver by the London Bullion Association as reported in the Wall Street Journal, or any other agreed upon successor publication for the applicable calendar quarter, and (3) for all other Products, the deemed price shall be the Net Smelter Returns.

     1.8 "Mining Law Reform Costs" means all amounts paid by or charged to Cortez for any royalty, assessment, production tax or other levy imposed on and measured by production, to the extent that any such levy is hereafter imposed by the United States on the production of Products from the public lands of the United States, in connection with reform of the Mining Law of 1872 or otherwise.

     1.9 "Net Smelter Returns" means the actual price received by Cortez for the sale of Products other than gold and silver prior to delivery to any customer, refinery or upgrading facility and after deductions for any Mining Law Reform Costs, the costs of insuring, marketing, freight or transportation and, if applicable, refining and treatment costs, for such Products.

     1.10 "New Deposit" shall have the meaning ascribed by Section 4.2 herein.

     1.11 "Products" means all ores, minerals or materials of whatever kind and nature mined and removed from the Properties (excluding any commodities mined from the Properties and used by Cortez in the production of any Products), including any ores, minerals or materials which may be recovered as a result of reprocessing of tailings, dumps or other materials wherever located, if such materials were originally mined and removed from the Properties. If Cortez acquires any interest in oil, gas, geothermal resources or other minerals in the lands encompassed within the Properties, all oil, gas, geothermal resources and other minerals produced from such lands shall be Products.

     1.12   "Properties" means the Reserve Claims and the GAS Claims.

     1.13 "Reserve Claims" means those unpatented lode mining claims which encompass all of the known proven and probable reserves within the Pipeline and South Pipeline deposits as of the date of this Agreement, being those particular mining claims located in Lander County, Nevada and more specifically described in Exhibit B attached hereto and incorporated herein by reference, and all amendments and relocations thereof.

     1.14 "Royalty" means the Gross Smelter Return royalties on gold and silver Products and Net Smelter Returns royalties on all other Products granted to Royal Gold on production from the Properties as provided in Section 3 of this Agreement.

     1.15 "1998 Strategic Business Plan" means the 1998 strategic business plan prepared by Cortez, a copy of which was delivered to Royal Gold in July 1998, as amended by the parties' concurrence for the purpose of resolving the dispute referred to in Recital B above, to include year-end 1998 reserves and a new production plan incorporating such new reserves.

2.   Termination of 1992 Royalty; Release of Claims.

     2.1   Termination of 1992 Royalty.   The parties hereby agree that the
1992 Royalty as created by the 1992 Agreement is hereby fully and finally terminated effective as of January 1, 1999, and except as specifically provided in this Agreement, Royal Gold shall have no further right, title or interest in and to the GAS mining claims as defined in the 1992 Agreement or the production of ores, minerals and materials therefrom.

     2.2   Mutual Release of Claims.   Each of Royal Gold and Royal Crescent
Valley, on the one hand, and PDUS and Cortez, on the other hand, for themselves and for each of their affiliates, co-venturers and any of their respective successors, predecessors, and assigns, do hereby completely release and forever discharge each of the other parties, together with each of their affiliates, co-venturers and any of their respective successors, parents, subsidiaries, predecessors, assigns, officers, directors, agents and employees, from and against any and all rights, interests, claims, causes of action, damages, losses, liabilities, demands, costs and expenses of whatever kind or character, whether known or unknown, legal or equitable, which arise in any manner whatsoever from any actual or alleged acts, omissions, obligations, arrangements, relationships or circumstances occurring or existing in connection with the 1992 Royalty or those portions of the 1992 Agreement relating to the 1992 Royalty; provided, however, that nothing contained herein shall constitute any termination, release or waiver of rights with respect to those portions of the 1992 Agreement not relating to the 1992 Royalty.

3.   Grant of Royalty.   Cortez hereby grants to Royal Gold certain royalties
on the production of Products from the Properties on the terms and conditions hereinafter contained.

     3.1   Current GAS Claims Production.   For all gold and silver Products
produced from the GAS Claims from and after January 1, 1999 until the Commencement of Production from the South Pipeline deposit on the GAS Claims, Cortez shall pay to Royal Gold a royalty in the amount of ten percent (10%) of the Gross Smelter Returns.

     3.2   Reserve Claims Gold Production.   For all gold Products produced
from the Reserve Claims from and after July 1, 1999, Cortez shall pay to Royal Gold a royalty equal to a percentage of Gross Smelter Returns determined in accordance with the following schedule:

     Price of Gold per Ounce ($U.S.)     Gross Smelter Returns
     ---------------------------------------------------------

     Below $210                                  0.40%
     $210 - $229.99                              0.50%
     $230 - $249.99                              0.75%
     $250 - $269.99                              1.30%
     $270 - $309.99                              2.25%
     $310 - $329.99                              2.60%
     $330 - $349.99                              3.00%
     $350 - $369.99                              3.40%
     $370 - $389.99                              3.75%
     $390 - $409.99                              4.00%
     $410 - $429.99                              4.25%
     $430 - $449.99                              4.50%
     $450 - $469.99                              4.75%
     $470 and above                              5.00%

     3.3   Reserve Claims Silver Production.   For all silver Products
produced from the Reserve Claims from and after July 1, 1999, Cortez shall pay to Royal Gold a royalty in the amount of seven percent (7%) of the Gross Smelter Returns.

     3.4 Reserve Claims Production (Excluding Gold and Silver). For all Products other than gold and silver produced from the Reserve Claims from and after July 1, 1999, Cortez shall pay to Royal Gold a royalty in the amount of three percent (3%) of the Net Smelter Returns.

     3.5   GAS Claims Gold Production.   For all gold Products produced from
the GAS Claims (excluding any production subject to the royalty provided in Section 3.1 above), Cortez shall pay to Royal Gold a royalty equal to a percentage of Gross Smelter Returns determined in accordance with the following schedule:

     Price of Gold per Ounce ($U.S.)     Gross Smelter Returns
     ---------------------------------------------------------


     Below $210                                  0.72%
     $210 - $229.99                              0.90%
     $230 - $249.99                              1.35%
     $250 - $269.99                              2.34%
     $270 - $309.99                              4.05%
     $310 - $329.99                              4.68%
     $330 - $349.99                              5.40%
     $350 - $369.99                              6.12%
     $370 - $389.99                              6.75%
     $390 - $409.99                              7.20%
     $410 - $429.99                              7.65%
     $430 - $449.99                              8.10%
     $450 - $469.99                              8.55%
     $470 and above                              9.00%

     3.6   GAS Claims Silver Production.   For all silver Products produced
from the GAS Claims (excluding any production subject to the royalty provided in Section 3.1 above) Cortez shall pay to Royal Gold a royalty equal to seven percent (7%) of Gross Smelter Returns.

     3.7   GAS Claims Production (Excluding Gold and Silver).   For all
Products other than gold and silver produced from the GAS Claims, Cortez shall pay to Royal Gold a royalty in the amount of three percent (3%) of the Net Smelter Returns.

     3.8   Price of Gold.   As used in the tables in Sections 3.2 and 3.5
above, the "Price of Gold" to be used to determine the applicable Gross Smelter Return for each quarterly Royalty payment shall be determined as set forth in Section 1.7.

4.   Delayed Production Payments.   Cortez shall be the sole judge of the
rate, manner and timing of all operations on the Properties, exercisable in its sole discretion, and may reduce, modify, suspend or terminate any and all operations on the Properties at any time as Cortez, in its sole discretion, may eem appropriate. However, Cortez shall pay Delayed Production Payments to Royal Gold as follows:

     4.1   Reserve Claims.   In the event that the Royalty required to be
paid to Royal Gold for production from the Reserve Claims during any calendar year is less than Four Hundred Thousand Dollars ($400,000), Cortez shall pay to Royal Gold a non-recoupable cash payment in an amount equal to the difference between the Royalty owing to Royal Gold for production during such calendar year and Four Hundred Thousand Dollars ($400,000) (a "Delayed Production Payment"), such that Royal Gold shall receive no less than Four Hundred Thousand Dollars ($400,000) in total Royalty payments and Delayed Production Payments in respect of the Reserve Claims for each calendar year; provided, however, that (a) no Delayed Production Payment shall be due for any calendar year in which operations are suspended or terminated due to an event of force majeure as provided in Section 16, and (b) the operation of this
Section 4.1 and Cortez's obligation to pay Delayed Production Payments hereunder shall fully and finally terminate at such time as Cortez has mined and processed at least seventy-five percent (75%) of the total reserves on the Reserve Claims as determined by Cortez as of January 1, 1999 (being total reserves of 8.90 million contained ounces).

     4.2   GAS Claims.   In the event that any deposit is discovered on the
GAS Claims that contains more than five hundred thousand (500,000) contained ounces of gold in reserves (a "New Deposit" for purposes of this Section 4.2), Cortez shall, consistent with the orderly development of the Properties, commence and diligently pursue all requisite permits(s) including, without limitation, an approved plan of operations allowing it to mine and process such deposit. When Cortez has received all such requisite permit(s) and a sufficient period of time has passed, as determined by Cortez, to allow construction of all facilities and completion of pre-stripping necessary to allow production and processing of minerals to commence, Cortez shall pay to Royal Gold a Delayed Production Payment for any calendar year in which the Royalty required to be paid to Royal Gold for production from the New Deposit is less than Four Hundred Thousand Dollars ($400,000); provided, however, that
(a) no Delayed Production Payment shall be due for any calendar year in which operations at a New Deposit are suspended or terminated due to an event of force majeure as provided in Section 16, and (b) the operation of this Section
4.2 and Cortez's obligation to pay Delayed Production Payments in respect of any New Deposit shall fully and finally terminate at such time as Cortez has mined and processed at least seventy-five percent (75%) of the reserves in the New Deposit as determined by Cortez as of the date of the Commencement of Production of the New Deposit.

5.   Calculation and Delivery of Royalty Payments.   Royalty payments shall
be due and payable by the 27th day following the end of each calendar quarter during which Cortez mines and sells Products from the Reserve Claims or the GAS Claims, as the case may be. Royalty payments shall be accompanied by a statement sufficient to allow Royal Gold to determine the method of computation of each Royalty payment and the accuracy thereof. Each statement furnished to Royal Gold shall be deemed to be correct and binding on Royal Gold unless, within eighteen (18) months of its receipt, Royal Gold notifies Cortez in writing that it disputes the correctness of such statement and specifies its objections in detail. Cortez shall maintain true and correct records of all Products mined, processed and sold from the Reserve Claims and the GAS Claims (or deemed to be sold) and Royal Gold shall have the right to audit such records at Cortez's offices during normal business hours upon reasonable prior notice, provided such audit is conducted by Royal Gold or by an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants. Cortez shall make available all books and records, refinery statements, and other invoices, receipts and records necessary for purposes of such audit, and shall make available work space and copying facilities, or permit Royal Gold and its representatives to install copying facilities for use in connection with its audit activities.

6.   Method of Making Payments.   All payments of money required to be made
by Cortez to Royal Gold hereunder shall be made by check to Royal Gold on or before the due date at the office of Royal Gold, Suite 1000, 1660 Wynkoop, Denver, Colorado 80202, or such other address as may be designated in writing from time to time by Royal Gold. Upon written request from Royal Gold to Cortez prior to the due date of any payment of money, Royal Gold may direct that the payment be made by way of wire transfer to an account designated by Royal Gold. Upon making payment as provided herein, Cortez shall be relieved of any responsibility for the distribution of such payment among Royal Gold and any of its successors or assigns.

7.   In Kind Payment.   Royal Gold shall have the right to elect annually to
receive its Royalty payment on gold Products (but not any other Products) in kind at the refinery. If Royal Gold desires to receive its royalty in kind, it shall provide notice to Cortez within thirty (30) days following execution of this Agreement, with respect to the Reserve Claims, and within thirty (30) days following receipt of notice from Cortez of Commencement of Production, with respect to any deposit on the GAS Claims, and within thirty (30) days prior to the commencement of each calendar year thereafter. Once Royal Gold makes an election, the election shall remain in effect for the remainder of the relevant calendar year. In the event that Royal Gold fails to provide notice to Cortez of its election, it shall be deemed to have elected not to receive its royalty in kind. In all cases where Royal Gold properly elects to receive its royalty in kind, the parties shall cooperate as necessary to establish a separate account for Royal Gold at the refinery for the delivery to Royal Gold of its proportionate share of refined metals, and Royal Gold shall be solely responsible for all handling, transportation, insurance, marketing and sales costs and expenses attributable to its share of Products following delivery to its account at the refinery. If Cortez utilizes a bullion refinery that it owns or controls, it shall provide Royal Gold with the same services it would receive at a commercial refinery, at costs no greater than would be charged by such refinery. Such services will include storage, security and transfer to buyers. For purposes of determining the gold equivalent of the royalty due Royal Gold, gold shall be priced at the average daily P.M. price fixing of the London Bullion Association, as reported in the Wall Street Journal or any agreed-upon successor publication, for the calendar quarter for which the production royalty is payable.

8.   Commingling.   Cortez shall have the right to commingle Products with
ores, minerals or materials produced from lands other than the Reserve Claims and the GAS Claims after such Products have been weighed or measured, sampled and analyzed in accordance with sound mining and metallurgical practices such that Royal Gold's Royalty can be reasonably and accurately determined. Upon request to Cortez, and at Royal Gold's expense, Royal Gold shall have the right to have a representative present at the time all such samples and measurements are taken. Royal Gold's representative shall have the right to secure sample splits for the purpose of confirming the accuracy of all measure ments. If Royal Gold's assay results differ from Cortez's, Cortez shall perform a check assay. Any remaining disputes concerning assays, or other disputes concerning commingling procedures or results, shall be subject to arbitration as provided in Section 17 hereof .

9.   Stockpiling.   Cortez may stockpile any ores, minerals or materials, or
other Products from the Reserve Claims and the GAS Claims at such place or places as Cortez may elect. If Cortez stockpiles or holds in inventory any dore or other Products that have been processed and are in a form that is saleable without sale for more than one hundred twenty (120) days, such dore and other Products shall be deemed to have been sold on the last day of the one hundred twenty (120) day period and Cortez shall pay to Royal Gold the Royalty due to Royal Gold on such deemed sale calculated as provided in Section 3 hereof.

10.  Royal Gold Access and Information.   Royal Gold shall have access to the
Properties and the right to receive information concerning the Properties as provided in this section.

     10.1   Access to Properties.   Royal Gold, at its sole risk and expense,
shall have access to the Properties and to Cortez's facilities being used in connection with mining and processing operations on the Properties to inspect the same upon three (3) days' prior notice to Cortez and in such a manner as shall not hinder or interrupt unreasonably the operations of Cortez, provided, that Cortez recognizes there may be occasions when it is convenient or necessary for Royal Gold representatives to schedule visits on less than three
(3) days' notice and Cortez shall consider waiving the advance notice request if, in its sole discretion, it determines such waiver will not constitute an unreasonable burden.

     10.2   Delivery of Information and Data.   From the date of execution of
this Agreement and for the duration of the term of this Agreement, as provided n Section 14, Cortez shall deliver to Royal Gold not less than quarterly or otherwise shall make available the following data and information relating to operations on the Properties.

     (a) All material data relating to exploration results on the Properties, including without limitation all drill logs, assay reports, drill hole location maps, drill hole surveys and all results of geochemical, geophysical and geological surveys.

     (b) The monthly operations report prepared by the Cortez Mine General Manager for the Cortez Management Committee.

     (c)  The Annual Strategic Business Plan.

     (d) The annual reserve report prepared by Cortez, along with any updates, as and when any of the same have been finalized and approved by the Cortez Management Committee.

     (e) The annual Plan and Budget prepared by Cortez relating to the Properties and any amendments thereto, as and when any of the same have been finalized and approved by the Cortez Management Committee.

     (f) Any additional material engineering or economic studies or analyses prepared by Cortez and relating to the Properties, as and when any of the same have been finalized, provided to and approved by the Cortez Management Committee.

     10.3   Proprietary Information.   Notwithstanding any of the foregoing
to the contrary, Royal Gold acknowledges that Cortez will not provide specific information relating to or which might reveal the nature of certain proprietary methodologies or technologies developed by Cortez, although Cortez will disclose to Royal Gold the location of any exploration targets on the Properties generated by such proprietary methodologies or technologies. In addition, in the event that Cortez develops in the future any proprietary methodologies, technologies or processes which are maintained by Cortez as confidential and which Cortez reasonably believes does or may constitute a competitive business advantage, the methodologies, technologies and processes, but not the results generated thereby, shall be withheld from Royal Gold pursuant to this Agreement.

     10.4   Confidentiality.   Royal Gold shall not, without the prior
written consent of Cortez, disclose to any third party (excluding, however, any representative, affiliate, agent, consultant or contractor of Royal Gold who has a bona fide need to be informed, subject to the execution by such third party of a confidentiality agreement in conformance with the provisions of this section) any information or data concerning operations, including exploration, on the Properties which is not generally available to the public; provided, however, that upon not less than five (5) days' prior written notice to Cortez setting forth the nature and content of a proposed disclosure, Royal Gold may disclose information or data pertaining to the Properties: (a) to any third party to whom Royal Gold in good faith anticipates selling or assigning all or a part of Royal Gold's interest hereunder or (b) to any lender from whom Royal Gold is borrowing funds based upon or secured by its interest in the Properties, provided that Royal Gold shall have been provided with a confidentiality agreement executed by such third party in conformance with the provisions of this section. If a disclosure is required for compliance with applicable laws, rules, regulations or orders of any governmental agency or stock exchange having jurisdiction, Royal Gold shall provide as much prior notice to Cortez of the nature and contents of the proposed disclosure, for the review and comment of Cortez, as is reasonably possible in the circumstances.

     10.5   Release of Forecasts.   Royal Gold acknowledges that much of the
information to be provided by Cortez pursuant to Section 10.2 constitute estimates and forecasts that are interpretive and/or speculative in nature.

Such information is in no manner warranted by Cortez. Royal Gold shall under no circumstance publicly release such information. Instead, Royal Gold agrees that it will rely only on its own forecasts and estimates for its business planning purposes and that it may release such forecasts and estimates so long as they are clearly identified as having been prepared by Royal Gold and not by Cortez. Royal Gold agrees to indemnify and hold Cortez harmless from any claim, demand, expense or liability associated with any use or reliance on any such information by Royal Gold or any third party.

11.  Representations and Reliance.   Cortez acknowledges that Royal Gold has
relied in part on the accuracy of the 1998 Strategic Business Plan in deciding to enter into this Agreement. Royal Gold acknowledges that the 1998 Strategic Business Plan is merely Cortez's best estimate of future operations at Cortez, that, with the concurrence of Royal Gold, the 1998 year-end reserves were incorporated in the 1998 Strategic Business Plan in a summary fashion and without the degree of planning and scheduling that would normally occur in an Annual Strategic Business Plan, and that actual results of operations can differ materially from those anticipated in the 1998 Strategic Business Plan due to numerous factors both within and beyond the control of Cortez. Cortez represents and warrants to Royal Gold that as of the date of execution of this Agreement, (a) the 1998 Strategic Business Plan constitutes Cortez's most up to date and accurate estimate of future operations on the Properties, (b) Cortez is aware of no material errors or omissions in the 1998 Strategic Business Plan that have not been disclosed to Royal Gold and (c) there exist no additional or different estimate(s) of future operations on the Properties that have not been previously provided to Royal Gold.

     Royal Gold acknowledges that it has been provided or has been afforded the opportunity to review all data and information regarding the Properties and the operations thereon that it has deemed relevant in deciding to enter into this Agreement. Royal Gold acknowledges and agrees that it has relied entirely on its own estimates, assumptions, interpretations, calculations, conclusions and opinions of value of both the 1992 Royalty and the royalties granted hereunder and that, except with respect to the 1998 Strategic
Business Plan as described above, it has not relied on any representations, warranties, statements, estimates, assumptions, interpretations, calculations, conclusions or opinions of Cortez or PDUS in deciding to enter this Agreement.

12.  No Development Covenants.   Cortez shall be the sole judge of the timing,
rate, manner and method of production from the Properties and may delay, suspend, curtail, cease and modify any and all operations as it in its sole discretion may deem appropriate. Royal Gold's interest in the Properties shall be solely that of a non participating royalty holder and it shall have no rights to participate or influence management or decision-making regarding operations on the Properties. The parties hereto expressly disclaim any implied covenants of diligence with respect to operations on the Properties, including without limitation all exploration, development, mining and processing operations, and Royal Gold hereby acknowledges that it has received express consideration in this Agreement in lieu of any such implied covenants.

13. Nature of Relationship. Nothing in this Agreement shall be deemed to constitute either party the partner of the other, nor to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this agreement be construed to create, any mining, commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. It is the express purpose and intention of the parties that Royal Gold shall receive only the production royalty interests in the Properties and the contractual rights provided in this Agreement and that Royal Gold shall have no other right, title or interest in and to the Properties.

14.  Term of Agreement.   The royalty interests in the Properties granted
to Royal Gold by this Agreement shall be in the nature of interests in real property which are perpetual and run with the land. The term of the contractual provisions of this Agreement shall continue for so long as Cortez retains any interest in the Properties, and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

15.  Abandonment of Properties.

     15.1   Prior Rights.   The parties acknowledge and agree that Cortez
has prior obligations to its co-venturers and other third parties to offer its properties upon a decision to abandon. Royal Gold agrees that its rights in this Section 15 shall be subject to the prior satisfaction by Cortez of all of its contractual obligations existing prior to the date of this Agreement. Subject to the satisfaction of such prior obligations,

Cortez shall take no action with respect to possible abandonment or disposition of the Properties that causes any prejudice to the rights of Royal Gold provided in this Section 15.

     15.2   Mining Claims.   Subject to section 15.1, Cortez may terminate
or abandon its interest in any or all of the Properties at any time as it may in its sole discretion deem appropriate, subject only to the provisions of this section. In the event Cortez wishes to abandon any or all of the unpatented mining claims comprising a portion of the Properties which it owns, it shall provide Royal Gold with not less than thirty (30) days prior notice of its intention to do so and offer to transfer such mining claims to Royal Gold. At any time during the thirty (30) day period, Royal Gold may notify Cortez that it elects to accept transfer of such mining claims. In that event Cortez shall transfer the mining claims to Royal Gold (a) by quitclaim and without warranty whatsoever, (b) upon the express agreement of Royal Gold to accept any and all liabilities whatsoever associated with such mining claims, whether accrued or unaccrued, actual or contingent, past, present or future, and (c) upon the express agreement of Royal Gold to hold harmless and indemnify Cortez for any and all claims, damages, costs and expenses associated with any such liabilities.

     15.3   Leased Properties.    In the event that Cortez wishes to terminate
any or all of its interest in that certain Mining Lease with ECM, Inc., or any successor lease or contractual arrangement between Cortez and ECM, Inc. by which Cortez controls a portion of the Properties (the "Lease"), it shall provide Royal Gold with not less than thirty (30) days prior notice of its intention to do so and offer to assign the Lease to Royal Gold. At any time during the thirty (30) day period, Royal Gold may notify Cortez that it elects to accept assignment of the Lease. In that event and assuming it has the contractual right to do so under the terms of the Lease, Cortez shall assign the Lease to Royal Gold (a) without warranty whatsoever, (b) upon the express agreement of Royal Gold to accept any and all liabilities whatsoever associated with the Lease and the properties subject thereto, whether accrued or unaccrued, actual or contingent, past, present or future, and (c) upon the express agreement of Royal Gold to hold harmless and indemnify Cortez for any and all claims, damages, costs and expenses associated with any such liabilities.

16.  Force Majeure.   The obligations of Cortez hereunder shall be suspended
to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of Cortez to grant); acts of God; laws, regulations, orders, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms and within such periods of time as are customary or reasonable in the applicable jurisdictions any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of law including, without limitation, federal, state or local environmental or safety standards; acts of war, whether declared or undeclared; riot or civil strife; fire, explosion, earthquake, storm, flood or other adverse weather condition; inability to obtain labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. In addition to the foregoing, an event of force majeure shall exist if Cortez decides, acting in good faith, to suspend develop ment, mining or processing operations at the Properties due to safety concerns, or economic circumstances, including without limitation low prevailing prices for Products or materially increased costs of operation, which lead Cortez to conclude that continuing operations would be contrary to its financial best interests. Cortez shall promptly give notice to Royal Gold of the suspension of performance, stating the nature of the suspension, the reasons therefor, and the expected duration thereof. Cortez shall resume performance as soon as reasonably possible.

17.  Technical Dispute Resolution.   The parties hereto acknowledge that
technical issues relating to accounting, commingling and stockpiling may arise in the future based upon changes of circumstances which the parties are not able to anticipate at the time of the execution of this Agreement. Cortez and Royal Gold each agree to negotiate in good faith to attempt to resolve any disputes which arise with respect to such technical issues.
In the event that the parties are not able to resolve any dispute of a technical nature which involves a claim for payment or the assertion of a cost or liability by either party of an amount not more than Five Million Dollars ($5,000,000), the resolution of which will not otherwise result in this Agreement being declared void, rescinded or otherwise unenforce able by either party, such a dispute shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except (a) the parties agree that they shall each choose one arbitrator experienced in the technical area involved in the dispute and that the two arbitrators so named shall choose a third arbitrator to complete the panel of three (3) arbitrators; (b) the parties shall be entitled to reasonable discovery prior to the arbitration hearing, as etermined by the arbitrators, (c) the arbitrators shall be entitled, in their reasonable discretion, to make equitable decisions to govern the parties' future conduct with respect to such technical matters, and (d) the arbitrators shall be entitled, in their reasonable discretion, to award costs of arbitration and attorneys' fees to the prevailing party. It is the intent of the parties hereto that such technical decisions be rendered in a manner which is economically neutral between the parties, but which recognize the relationship between the parties as one of operator and royalty holder with the operator being solely entitled to make operational decisions in its discretion as otherwise provided in this Agreement.

18.  Instruments for Recording.   The parties shall execute deed(s) in the
form of Exhibit C attached hereto and by this reference made a part hereof. Cortez shall record the deed(s) in the office of the Lander County Recorder to provide public notice of the termination of the 1992 Royalty and of the royalties granted to Royal Gold hereunder.

19.  Miscellaneous Provisions.

     19.1   Notices.   All notices given in connection herewith shall
be in writing, and all such notices and deliveries to be made pursuant hereto shall be given or made in person, by certified or registered mail, by reputable overnight courier, or by facsimile acknowledged upon receipt. Such notices and deliveries shall be deemed to have been duly given and received when actually delivered in person or sent by facsimile (during normal business hours), on the next business day following the date they are sent by courier, or three business days after registered or certified mailing when deposited in a receptacle for United States or Canadian mail, postage prepaid, and addressed as follows:

          For PDUS and Cortez:

          Placer Dome U.S. Inc.
          Attention:  Corporate Secretary
          Suite 600-1055 Dunsmuir Street
          Vancouver, B.C., Canada V7X 1L3
          with a copy to:

          Cortez Joint Venture
          Attention:  Mine General Manager
          Box HC66-50
          Beowawe, Nevada  89821-9708

          and a copy to:

          Kennecott Exploration (Australia), Ltd.
          Attention:  President and Chief Executive Officer
          Kennecott Minerals Company
          224 North 2200 West
          Salt Lake City, Utah  84116

          For Royal Gold:

          Royal Gold, Inc.
          Attention:  President
          1660 Wynkoop Street, Suite 1000
          Denver, Colorado  80202-1132

     19.2   Assignments.   No assignment of this Agreement or any interest
created hereunder shall be effective until receipt by the non-assigning party of notice of the assignment and the written agreement of the assignee to assume and be bound by all of the obligations of the assigning party pursuant to this Agreement. No assignment by either party of its rights to receive payments hereunder shall require the non-assigning party to deliver payments to more than one (1) party or to more than one (1) address or account. In the event either party makes assignments such that more than one (1) party is otherwise entitled to payment hereunder, the assigning party shall designate a single party and place for receipt of payment.

     19.3   Attorneys' Fees and Costs.    In the event litigation is commenced
by any party against any other party hereto in connection with the negotiation, execution, interpretation or enforcement of this Agreement or for the breach of any representation or warranty, expressed or implied, in this Agreement, then the Court shall award reasonable attorneys' fees and costs to the prevailing party(ies), including all such fees and costs associated with any appeal(s).

     19.4   No Waiver.   No waiver of any breach of any one or more of
the conditions or covenants of this Agreement by any party shall be deemed to imply or constitute a waiver of a breach of any other condition or covenant in this Agreement or of a breach of the same condition or covenant in the future.

     19.5 Entire Agreement. This Agreement is the complete expression of all agreements, contracts, covenants, and promises between the Parties, and all negotiations, understandings, and agreements between the Parties are set forth in this agreement, which solely and completely expresses their understanding, and shall be construed without reference to any such negotiations, understandings and agreements.

     19.6 Amendments. This Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by an instrument in writing and signed by the party or parties to be bound thereby.

     19.7 Governing Law. This Agreement is made under and shall be interpreted and enforced in accordance with the laws of the State of Nevada, without giving effect to those principles of conflicts of laws which might otherwise require the application of the laws of another jurisdiction.

     19.8   Authority.   By their signatures below, each respective
signatory represents that he or she has the express authority of the party for which he or she executes this Agreement and further has the express authority to bind his or her principal to the terms hereof.

     19.9   Counterparts.   This Agreement may be executed in counterparts,
each of which shall be deemed an original, but all of which together shall constitute one and the same document only upon execution of this Agreement, in counterparts or otherwise, by all parties.

PLACER DOME U.S. INC., a
California corporation


By:  /s/
    ----------------------
Print Name:  Jay K. Taylor
Title:  President and CEO
Date:  March 31, 1999


CORTEZ JOINT VENTURE, a Nevada
joint venture


By:  /s/
    ----------------------
Print Name:  Jay K. Taylor
Title:  Chairman, Management Committee
Date:  March 31, 1999


ROYAL GOLD, INC., a Delaware
corporation


By:  /s/
     -----------------------
Print Name:  Stanley Dempsey
Title:  Chairman and CEO
Date:  April 1, 1999


ROYAL CRESCENT VALLEY INC., a
Nevada corporation


By:  /s/
     ---------------------
Print Name:  Peter B.Babin
Title:  Vice President
Date:  April 1, 1999

                               EXHIBIT A

Claim Name                Recording Information          BLM Serial No.

Gas # 25A                  Book 390  Page  084             NMC 671367
Gas # 26                   Book 287  Page  242             NMC 403033
Gas # 27                   Book 287  Page  243             NMC 403034
Gas # 28                   Book 287  Page  244             NMC 403035
Gas # 29                   Book 287  Page  245             NMC 403036
Gas # 30                   Book 287  Page  246             NMC 403037
Gas # 41A                  Book 390  Page  085             NMC 671368
Gas # 42                   Book 287  Page  258             NMC 403049
Gas # 43                   Book 287  Page  259             NMC 403050
Gas # 44                   Book 287  Page  260             NMC 403051
Gas # 55A                  Book 390  Page  086             NMC 671369
Gas # 56                   Book 287  Page  272             NMC 403063
Gas # 57                   Book 287  Page  273             NMC 403064
Gas # 58                   Book 287  Page  274             NMC 403065
Gas # 69A                  Book 390  Page  087             NMC 671370
Gas # 70                   Book 287  Page  286             NMC 403077
Gas # 72A                  Book 390  Page  088             NMC 671371
Gas # 74A                  Book 390  Page  089             NMC 671372
Gas # 77A                  Book 390  Page  090             NMC 671373
Gas # 79A                  Book 390  Page  091             NMC 671374
Gas # 81A                  Book 390  Page  092             NMC 671375
Gas # 82                   Book 287  Page  298             NMC 403089
Gas # 83                   Book 287  Page  299             NMC 403090
Gas # 84                   Book 287  Page  300             NMC 403091
Gas # 85                   Book 287  Page  301             NMC 403092
Gas # 86                   Book 287  Page  302             NMC 403093
Gas # 87                   Book 287  Page  303             NMC 403094
Gas # 88                   Book 287  Page  304             NMC 403095
Gas # 89                   Book 287  Page  305             NMC 403096
Gas # 90                   Book 287  Page  306             NMC 403097
Gas # 91                   Book 287  Page  307             NMC 403098
Gas # 92                   Book 287  Page  308             NMC 403099
Gas # 93                   Book 287  Page  309             NMC 403100
Gas # 94                   Book 287  Page  310             NMC 403101
Gas # 95                   Book 287  Page  311             NMC 403102
Gas # 96                   Book 287  Page  312             NMC 403103
Gas # 97                   Book 287  Page  313             NMC 403104
Gas # 98                   Book 287  Page  314             NMC 403105
Gas # 99                   Book 287  Page  315             NMC 403106
Gas #100                   Book 287  Page  316             NMC 403107
Gas #101                   Book 287  Page  317             NMC 403108
Gas #102                   Book 289  Page  297             NMC 410529
Gas #103                   Book 289  Page  298             NMC 410530
Gas #104                   Book 289  Page  299             NMC 410531
Gas #105                   Book 289  Page  300             NMC 410532
Gas #106                   Book 289  Page  301             NMC 410533
Gas #107                   Book 289  Page  302             NMC 410534
Gas #108                   Book 289  Page  303             NMC 410535
Gas #109                   Book 289  Page  304             NMC 410536
Gas #110                   Book 289  Page  305             NMC 410537
Gas #111                   Book 289  Page  306             NMC 410538
Gas #112                   Book 289  Page  307             NMC 410539
Gas #113A                  Book 390  Page  093             NMC 671376
Gas #114                   Book 289  Page  309             NMC 410541
Gas #115                   Book 289  Page  310             NMC 410542
Gas #116                   Book 289  Page  311             NMC 410543
Gas #117                   Book 289  Page  312             NMC 410544
Gas #118                   Book 289  Page  313             NMC 410545
Gas #119                   Book 289  Page  314             NMC 410546
Gas #120                   Book 289  Page  315             NMC 410547
Gas #121                   Book 289  Page  316             NMC 410548
Gas #122                   Book 289  Page  317             NMC 410549
Gas #123                   Book 289  Page  318             NMC 410550
Gas #124                   Book 289  Page  319             NMC 410551
Gas #125                   Book 289  Page  320             NMC 410552
Gas #126                   Book 289  Page  321             NMC 410553
Gas #127                   Book 289  Page  322             NMC 410554
Gas #128                   Book 289  Page  323             NMC 410555
Gas #129                   Book 289  Page  324             NMC 410556
Gas #130                   Book 289  Page  325             NMC 410557
Gas #131                   Book 297  Page  002             NMC 429207
Gas #132                   Book 297  Page  003             NMC 429208
Gas #133                   Book 297  Page  004             NMC 429209
Gas #134                   Book 297  Page  005             NMC 429210
Gas #135                   Book 297  Page  006             NMC 429211
Gas #136                   Book 297  Page  007             NMC 429212
Gas #137                   Book 297  Page  008             NMC 429213
Gas #138                   Book 297  Page  009             NMC 429214
Gas #139                   Book 297  Page  010             NMC 429215
Gas #140                   Book 297  Page  011             NMC 429216
Gas #141                   Book 297  Page  012             NMC 429217
Gas #142                   Book 297  Page  013             NMC 429218
Gas #143                   Book 297  Page  014             NMC 429219
Gas #144                   Book 297  Page  015             NMC 429220
Gas #145                   Book 297  Page  016             NMC 429221
Gas #146                   Book 297  Page  017             NMC 429222
Gas #147                   Book 297  Page  018             NMC 429223
Gas #148                   Book 297  Page  019             NMC 429224
Gas #149                   Book 297  Page  020             NMC 429225
Gas #150                   Book 297  Page  021             NMC 429226
Gas #151                   Book 297  Page  022             NMC 429227
Gas #152                   Book 297  Page  023             NMC 429228
Gas #153                   Book 297  Page  024             NMC 429229
Gas #154                   Book 297  Page  025             NMC 429230
Gas #155                   Book 297  Page  026             NMC 429231
Gas #156                   Book 297  Page  027             NMC 429232
Gas #157                   Book 297  Page  028             NMC 429233
Gas #158                   Book 297  Page  029             NMC 429234
Gas #159                   Book 297  Page  030             NMC 429235
Gas #160                   Book 297  Page  031             NMC 429236
Gas #161                   Book 297  Page  032             NMC 429237
Gas #162                   Book 297  Page  033             NMC 429238
Gas #163                   Book 297  Page  034             NMC 429239
Gas #164                   Book 297  Page  035             NMC 429240
Gas #165                   Book 297  Page  036             NMC 429241
Gas #166                   Book 297  Page  037             NMC 429242
Gas #167                   Book 297  Page  038             NMC 429243
Gas #168                   Book 297  Page  039             NMC 429244
Gas #169                   Book 297  Page  040             NMC 429245
Gas #170                   Book 297  Page  041             NMC 429246
Gas #171                   Book 297  Page  042             NMC 429247
Gas #172                   Book 297  Page  043             NMC 429248
Gas #173                   Book 297  Page  044             NMC 429249
Gas #174                   Book 297  Page  045             NMC 429250
Gas #175                   Book 297  Page  046             NMC 429251
Gas #176                   Book 297  Page  047             NMC 429252
Gas #177                   Book 297  Page  048             NMC 429253
Gas #178                   Book 297  Page  049             NMC 429254
Gas #179                   Book 297  Page  050             NMC 429255
Gas #180                   Book 297  Page  051             NMC 429256
Gas #181                   Book 297  Page  052             NMC 429257
Gas #182                   Book 297  Page  053             NMC 429258
Gas #183                   Book 297  Page  054             NMC 429259
Gas #184                   Book 297  Page  055             NMC 429260
Gas #185                   Book 297  Page  056             NMC 429261
Gas #186                   Book 297  Page  057             NMC 429262
Gas #187                   Book 297  Page  058             NMC 429263
Gas #188                   Book 297  Page  059             NMC 429264
Gas #189                   Book 297  Page  060             NMC 429265
Gas #190                   Book 297  Page  061             NMC 429266
Gas #191                   Book 297  Page  062             NMC 429267
Gas #192                   Book 297  Page  063             NMC 429268
Gas #193                   Book 297  Page  064             NMC 429269
Gas #194                   Book 297  Page  065             NMC 429270
Gas #195                   Book 297  Page  066             NMC 429271
Gas #196                   Book 297  Page  067             NMC 429272
Gas #197                   Book 297  Page  068             NMC 429273
Gas #198                   Book 297  Page  069             NMC 429274
Gas #199                   Book 297  Page  070             NMC 429275
Gas #200                   Book 297  Page  071             NMC 429276
Gas #201                   Book 297  Page  072             NMC 429277
Gas #202                   Book 297  Page  073             NMC 429278
Gas #203                   Book 297  Page  074             NMC 429279
Gas #204                   Book 297  Page  075             NMC 429280
Gas #205                   Book 297  Page  076             NMC 429281
Gas #206                   Book 297  Page  077             NMC 429282
Gas #207                   Book 297  Page  078             NMC 429283
Gas #208                   Book 297  Page  079             NMC 429284
Gas #209                   Book 297  Page  080             NMC 429285
Gas #210                   Book 297  Page  081             NMC 429286
Gas #211                   Book 297  Page  082             NMC 429287
Gas #212                   Book 309  Page  230             NMC 471254
Gas #213                   Book 309  Page  231             NMC 471255
Gas #214                   Book 309  Page  232             NMC 471256
Gas #215                   Book 309  Page  233             NMC 471257
Gas #216                   Book 309  Page  234             NMC 471258
Gas #217                   Book 309  Page  235             NMC 471259
Gas #218                   Book 309  Page  236             NMC 471260
Gas #219                   Book 309  Page  237             NMC 471261
Gas #220                   Book 309  Page  238             NMC 471262
Gas #221                   Book 309  Page  239             NMC 471263
Gas #222                   Book 309  Page  240             NMC 471264
Gas #223                   Book 309  Page  241             NMC 471265
Gas #224                   Book 309  Page  242             NMC 471266
Gas #225                   Book 309  Page  243             NMC 471267
Gas #226                   Book 309  Page  244             NMC 471268
Gas #227                   Book 309  Page  245             NMC 471269
Gas #228                   Book 309  Page  246             NMC 471270
Gas #229                   Book 309  Page  247             NMC 471271
Gas #230                   Book 309  Page  248             NMC 471272
Gas #231                   Book 309  Page  249             NMC 471273
Gas #232                   Book 309  Page  250             NMC 471274
Gas #233                   Book 309  Page  251             NMC 471275
Gas #234                   Book 309  Page  252             NMC 471276
Gas #235                   Book 309  Page  253             NMC 471277
Gas #236                   Book 309  Page  254             NMC 471278
Gas #237                   Book 309  Page  255             NMC 471279
Gas #238                   Book 309  Page  256             NMC 471280
Gas #239                   Book 309  Page  257             NMC 471281
Gas #240                   Book 309  Page  258             NMC 471282
Gas #241                   Book 309  Page  259             NMC 471283
Gas #242                   Book 309  Page  260             NMC 471284
Gas #243                   Book 309  Page  261             NMC 471285
Gas #244                   Book 309  Page  262             NMC 471286
Gas #245                   Book 309  Page  263             NMC 471287
Gas #246                   Book 309  Page  264             NMC 471288
Gas #247                   Book 309  Page  265             NMC 471289
Gas #248                   Book 309  Page  266             NMC 471290
Gas #249                   Book 309  Page  267             NMC 471291
Gas #250                   Book 309  Page  268             NMC 471292
Gas #251                   Book 309  Page  269             NMC 471293
Gas #254                   Book 309  Page  270             NMC 471294
Gas #255                   Book 309  Page  271             NMC 471295
Gas #256                   Book 309  Page  272             NMC 471296
Gas #257                   Book 309  Page  273             NMC 471297
Gas #258                   Book 309  Page  274             NMC 471298
Gas #259                   Book 309  Page  275             NMC 471299
Gas #260                   Book 309  Page  276             NMC 471300
Gas #261                   Book 309  Page  277             NMC 471301
Gas #262                   Book 309  Page  278             NMC 471302
Gas #263                   Book 309  Page  279             NMC 471303
Gas #264                   Book 309  Page  280             NMC 471304
Gas #265                   Book 309  Page  281             NMC 471305
Gas #266                   Book 309  Page  282             NMC 471306
Gas #267                   Book 309  Page  283             NMC 471307
Gas #268                   Book 309  Page  284             NMC 471308
Gas #269                   Book 309  Page  285             NMC 471309
Gas #270                   Book 309  Page  286             NMC 471310
Gas #271                   Book 309  Page  287             NMC 471311
Gas #272                   Book 309  Page  288             NMC 471312
Gas #273                   Book 309  Page  289             NMC 471313
Gas #274                   Book 309  Page  290             NMC 471314
Gas #275                   Book 309  Page  291             NMC 471315
Gas #276                   Book 309  Page  292             NMC 471316
Gas #277                   Book 309  Page  293             NMC 471317
Gas #278                   Book 309  Page  294             NMC 471318
Gas #279                   Book 309  Page  295             NMC 471319
Gas #280                   Book 309  Page  296             NMC 471320
Gas #281                   Book 309  Page  297             NMC 471321
Gas #282                   Book 309  Page  298             NMC 471322
Gas #283                   Book 309  Page  299             NMC 471323
Gas #284                   Book 309  Page  300             NMC 471324
Gas #285                   Book 309  Page  301             NMC 471325
Gas #286                   Book 309  Page  302             NMC 471326
Gas #287                   Book 309  Page  303             NMC 471327
Gas #288                   Book 309  Page  304             NMC 471328
Gas #289                   Book 309  Page  305             NMC 471329
Gas #290                   Book 309  Page  306             NMC 471330
Gas #291                   Book 309  Page  307             NMC 471331
Gas #292                   Book 309  Page  308             NMC 471332
Gas #293                   Book 309  Page  309             NMC 471333
Gas #294                   Book 309  Page  310             NMC 471334
Gas #295                   Book 309  Page  311             NMC 471335
Gas #296                   Book 309  Page  312             NMC 471336
Gas #297                   Book 309  Page  313             NMC 471337
Gas #298                   Book 309  Page  314             NMC 471338
Gas #299                   Book 309  Page  315             NMC 471339
Gas #300                   Book 309  Page  316             NMC 471340
Gas #301                   Book 309  Page  317             NMC 471341
Gas #302                   Book 309  Page  319             NMC 471342
Gas #303                   Book 309  Page  320             NMC 471343
Gas #304                   Book 309  Page  321             NMC 471344
Gas #305                   Book 309  Page  322             NMC 471345
Gas #306                   Book 309  Page  323             NMC 471346
Gas #307                   Book 309  Page  324             NMC 471347
Gas #308                   Book 309  Page  325             NMC 471348
Gas #309                   Book 309  Page  326             NMC 471349
Gas #310                   Book 309  Page  327             NMC 471350
Gas #311                   Book 309  Page  328             NMC 471351
Gas #312                   Book 309  Page  329             NMC 471352
Gas #313                   Book 309  Page  330             NMC 471353
Gas #314                   Book 309  Page  331             NMC 471354
Gas #315                   Book 309  Page  332             NMC 471355
Gas #316                   Book 309  Page  333             NMC 471356
Gas #317                   Book 309  Page  334             NMC 471357
Gas #318                   Book 309  Page  335             NMC 471358
Gas #319                   Book 309  Page  336             NMC 471359
Gas #320                   Book 309  Page  337             NMC 471360
Gas #321                   Book 309  Page  338             NMC 471361
Gas R12                    Book 390  Page  025             NMC 671308
Gas R13                    Book 390  Page  026             NMC 671309
Gas R14                    Book 390  Page  027             NMC 671310
Gas R15                    Book 390  Page  028             NMC 671311
Gas R31                    Book 390  Page  039             NMC 671322
Gas R32                    Book 390  Page   40             NMC 671323
Gas R33                    Book 390  Page   41             NMC 671324
Gas R41                    Book 390  Page   49             NMC 671332
Gas R45                    Book 390  Page  050             NMC 671333
Gas R46                    Book 390  Page  051             NMC 671334
Gas R47                    Book 390  Page  052             NMC 671335
Gas R48                    Book 390  Page   53             NMC 671336
Gas R49                    Book 390  Page   54             NMC 671337
Gas R53                    Book 390  Page   58             NMC 671341
Gas R54                    Book 390  Page  059             NMC 671342
Gas R55                    Book 390  Page  060             NMC 671343
Gas R59                    Book 390  Page  061             NMC 671344
Gas R60                    Book 390  Page  062             NMC 671345
Gas R61                    Book 390  Page  063             NMC 671346
Gas R62                    Book 390  Page  064             NMC 671347
Gas R63                    Book 390  Page  065             NMC 671348
Gas R64                    Book 390  Page   66             NMC 671349
Gas R67                    Book 390  Page   69             NMC 671352
Gas R68                    Book 390  Page  070             NMC 671353
Gas R69                    Book 390  Page  071             NMC 671354
Gas R71                    Book 390  Page  072             NMC 671355
Gas R72                    Book 390  Page  073             NMC 671356
Gas R73                    Book 390  Page  074             NMC 671357
Gas R74                    Book 390  Page  075             NMC 671358
Gas R75                    Book 390  Page  076             NMC 671359
Gas R76                    Book 390  Page  077             NMC 671360
Gas R77                    Book 390  Page  078             NMC 671361
Gas R78                    Book 390  Page  079             NMC 671362
Gas R79                    Book 390  Page  080             NMC 671363
Gas R80                    Book 390  Page  081             NMC 671364
Gas R81                    Book 390  Page  082             NMC 671365
Gas R113                   Book 390  Page  083             NMC 671366



                               EXHIBIT B

Claim Name               Recording Information         BLM Serial Number

GAC # 24                   Book 390  Page  96              NMC 635005
GAC # 26                   Book 387  Page 533              NMC 635006
GAC # 28                   Book 387  Page 535              NMC 432087
GAC # 30                   Book 387  Page 537              NMC 432089
GAC # 35                   Book 390  Page  98              NMC 432094
GAC # 35A                  Book 387  Page 556              NMC 667092
GAC # 36                   Book 387  Page 542              NMC 432095
GAC # 37                   Book 387  Page 543              NMC 432096
GAC # 37A                  Book 387  Page 552              NMC 667093
GAC # 38                   Book 387  Page 544              NMC 432097
GAC # 39                   Book 387  Page 545              NMC 432098
GAC # 40                   Book 387  Page 546              NMC 432099
GAC # 42                   Book 387  Page 548              NMC 432101
GAC # 42A                  Book 387  Page 553              NMC 667094
GAC # 42B                  Book 387  Page 554              NMC 667095
GAC # 43                   Book 387  Page 549              NMC 432102
GAC # 44                   Book 387  Page 550              NMC 432103
Gas R16                    Book 390  Page  29              NMC 671312
Gas R17                    Book 390  Page  30              NMC 671313
Gas R18                    Book 390  Page  31              NMC 671314
Gas R19                    Book 390  Page  32              NMC 671315
Gas R20                    Book 390  Page  33              NMC 671316
Gas R21                    Book 390  Page  34              NMC 671317
Gas R22                    Book 390  Page  35              NMC 671318
Gas R23                    Book 390  Page  36              NMC 671319
Gas R24                    Book 390  Page  37              NMC 671320
Gas R25                    Book 390  Page  38              NMC 671321
Gas R34                    Book 390  Page  42              NMC 671325
Gas R35                    Book 390  Page  43              NMC 671326
Gas R36                    Book 390  Page  44              NMC 671327
Gas R37                    Book 390  Page  45              NMC 671328
Gas R38                    Book 390  Page  46              NMC 671329
Gas R39                    Book 390  Page  47              NMC 671330
Gas R40                    Book 390  Page  48              NMC 671331
Gas R50                    Book 390  Page  55              NMC 671338
Gas R51                    Book 390  Page  56              NMC 671339
Gas R52                    Book 390  Page  57              NMC 671340
Gas R65                    Book 390  Page  67              NMC 671350
Gas R66                    Book 390  Page  68              NMC 671351
GRM 755                    Book 397  Page 465              NMC 398292
GRM 757                    Book 397  Page 468              NMC 398294
GRM 759                    Book 397  Page 471              NMC 398296
GRM 761                    Book 397  Page 474              NMC 398298
GRM 763                    Book 397  Page 477              NMC 398300
GRM 764                    Book 284  Page 277              NMC 398301
GRM 776                    Book 397  Page 480              NMC 398311
GRM 777                    Book 397  Page 483              NMC 398312
GRM 778                    Book 397  Page 486              NMC 398313
GRM 779                    Book 397  Page 489              NMC 398314
GRM 780                    Book 397  Page 492              NMC 398315
GRM 781                    Book 397  Page 495              NMC 398316
GRM 850                    Book 397  Page 498              NMC 398353